SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)      June 27, 2001
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                            RITE AID CORPORATION
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             (Exact Name of Registrant as Specified in Charter)


  Delaware                           1-5742                  23-1614034
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(State or Other Jurisdiction       (Commission             (IRS Employer
  of Incorporation)                File Number)            Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                          17011
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code         (717) 761-2633
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                                    None
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       (Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.

         On June 28, 2001, Rite Aid Corporation ("Rite Aid") issued a press release announcing that it had completed its previously announced $3.0 billion refinancing. The refinancing consists of a $1.9 billion senior secured credit facility, which matures in March 2005, the sale of 80.1 million shares of Rite Aid common stock for $551.3 million, the issuance of
44.3 million shares of Rite Aid common stock for $303.5 million of previously outstanding debt, the exchange of $152 million of debt due in 2002 for debt due in 2006, the sale of $150 million of new notes due 2008, and $107 million raised in leasing financing. The press release is attached as Exhbit 99.1 hereto and is incorporated herein by reference.

         On June 27, 2001, Rite Aid issued a press release announcing that it has accepted for purchase and payment, pursuant to its previously announced tender offer, $174.5 million of its 10.5% Senior Secured Notes due 2002. The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

      (c)  Exhibits.

         99.1     Press Release, dated June 28, 2001

         99.2     Press Release, dated June 27, 2001



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RITE AID CORPORATION


Dated:   June 28, 2001                 By:   /s/  Elliot S. Gerson
                                             -------------------------
                                       Name:  Elliot S. Gerson
                                       Title: Senior Executive Vice President
                                              and General Counsel



                               EXHIBIT INDEX


Exhibit No.       Description

99.1              Press Release, dated June 28, 2001

99.2              Press Release, dated June 27, 2001